Exhibit 99.1

SmartRent Reports First Quarter 2022 Results

Total revenue of $37.4 million and Bookings of $72.0 million set new quarterly performance records

Scottsdale, Ariz., May 11, 2022 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and smart building automation for property owners, managers, developers, homebuilders and residents, today reported financial results for the quarter ended March 31, 2022.

“SmartRent completed a productive first quarter focused on execution of prior Units Booked while also advancing our market leadership in enterprise smart building solutions. We achieved record revenue, deployed over 51,000 new units, added 41 new customers to the SmartRent platform and made the strategic step of acquiring SightPlan to further enhance our platform capabilities,” said Lucas Haldeman, CEO of SmartRent. “Demand for SmartRent’s solutions is accelerating, as evidenced by a record of over 91,000 Units Booked in the quarter and the expansion of our customer base to 290 customers. With the addition of SightPlan, we anticipate even more opportunities to sell our value-enhancing, comprehensive platform. Conversion of our growing backlog to new Units Deployed and integration of SightPlan are priorities for the remainder of 2022 and should support our efforts to improve margins and create continued value for our stakeholders.”

First Quarter 2022 and Recent Highlights

•
Increased total revenue to a record $37.4 million, up 95% year-over-year.
•
Increased software as a service (SaaS) annual recurring revenue (ARR) to $16.3 million, up 205% year-over-year.
•
Net loss of $(23.4) million as compared to $(9.3) million for the first quarter of 2021.
•
Adjusted EBITDA of $(23.1) million as compared to $(8.4) million for the first quarter of 2021.
•
Deferred revenue of $116.8 million as of March 31, 2022, up 82% year-over-year.
•
Increased Units Deployed to 51,196, up 58% year-over-year.
•
Increased Units Booked to 91,482 and Bookings to $72.0 million, up 101% and 122% year-over-year, respectively, both of which set Company records.
•
Increased Committed Units to 760,591 as of March 31, 2022, up 26% year-over-year.
•
Grew Total Deployed and Committed Units to 1,151,272, up 45% year-over-year.
•
Acquired SightPlan, a leader in SaaS solutions for multifamily workflow management, for approximately $135.0 million.
•
Completed the build out of our executive team with the appointments of Hiroshi Okamoto as chief financial officer and Robyn Young as chief marketing officer.

First Quarter Results

Total revenue increased 95% to $37.4 million in the first quarter of 2022 from $19.2 million in the first quarter of 2021. The increase in revenue was driven primarily by growth in new Units Deployed, growth in our customer base and increased monthly SaaS subscription rates. SaaS revenue increased 205% to $4.1 million in the first quarter of 2022 from $1.3 million in the first quarter of 2021. The increase is attributable, in part, to contributions from both of our recently acquired companies, iQuue at $0.5 million and SightPlan at $0.2 million, with the balance of the increase – or $2.1 million – coming from organic growth. Total cost of revenue was $42.1 million as compared to $19.6 million last year. The change in cost of revenue was primarily driven by the scaling of our Professional Services team to support our growing demand, increased general contractor costs and growth in Units Deployed.

Operating expenses increased to $23.6 million in the first quarter of 2022 from $8.8 million in the prior year period. Contributing to the year-over-year increase were higher sales and marketing, and research and development expenses associated with hiring and scaling those teams to support SmartRent’s current and projected pace of growth. SmartRent anticipates the need to strategically expand its team in 2022; however, we expect the rate of growth to slow as the Company realizes efficiencies and approaches staffing levels sufficient to meet near-term demand. Higher general and administrative expenses year-over-year, specifically legal, insurance, stock-based compensation, and other activities related to operating as a public company, as well as expenses related to the SightPlan acquisition, contributed to the increase. Sequentially, operating expenses increased $0.8 million from $22.8 million in the fourth quarter of 2021, primarily driven by non-recurring acquisition expenses. The Company’s total headcount as of March 31, 2022, was 708, a 123% year-over-year increase, which includes the addition of the SightPlan team.

Net loss was $(23.4) million in the first quarter 2022, as compared to $(9.3) million in the first quarter of 2021. Adjusted EBITDA was $(23.1) million for the first quarter of 2022, as compared to $(8.4) million in the first quarter of 2021.

The Company ended the first quarter with approximately $116.8 million of deferred revenue on its balance sheet, up 82% from $64.0 million as March 31, 2021, reflecting growth in the Company’s Deployed Units. The Company expects to recognize approximately 50% of its deferred revenue within the next 12 months.

Key Operating Metrics(1)

Units Deployed in the first quarter increased 58% to 51,196 from 32,486 Units Deployed in the first quarter of 2021. Total Units Deployed at quarter-end were 390,681, up 108% as compared to 187,591 as of March 31, 2021.

Units Booked and Bookings set new company records. Units Booked in the first quarter of 2022 increased 101% to 91,482 from 45,536 in the first quarter of 2021, and Bookings increased 122% to $72.0 million year-over-year.

Bookings represent the value of Units Booked from Hardware, Professional Services and Hubs, as well as one year of SaaS subscription revenue. The SaaS portion of the Bookings in the first quarter of 2022 was approximately $4.6 million as compared to $2.2 million in the first quarter of 2021, a 105% year-over-year increase. The SaaS average revenue per unit per month (“ARPU”) for Bookings in the quarter was $4.17, as compared to $4.08 in SaaS ARPU for bookings in the first quarter of 2021.

Committed Units in the first quarter increased to 760,591, up 26% year-over-year from 604,478. Total Deployed and Committed Units increased 45% to 1.2 million from 0.8 million last year. SmartRent’s customer base is expanding as our sales team continues to season and deepen its relationships among real estate owners and operators. In the first quarter of 2022, the Company added 41 new customers, bringing its total customer base to 290, an increase of 80% from 161 customers at the end of first quarter of 2021. Collectively, the Company’s 290 customers own or operate approximately 5.1 million units.

Recent Business Highlights

On April 28, 2022, SmartRent announced the appointment of Hiroshi Okamoto to the role of chief financial officer, followed by the announcement of the appointment of Robyn Young as chief marketing officer on May 4, 2022. These appointments complete the build out of SmartRent’s executive team.

On March 24, 2022, SmartRent announced the strategic acquisition of SightPlan, a vertical real estate SaaS provider that automates communication, resident engagement, field services and maintenance workflow, inspections, due diligence and audit management. The acquisition, completed for approximately $135.0 million in cash, significantly advanced SmartRent’s product roadmap and is expected to add an aggregate of approximately $10.0 million of SaaS revenue to SmartRent during the last three quarters of 2022.

On March 6, 2022, SmartRent was named as an honoree on HousingWire’s competitive Tech 100 list for the second consecutive year. The Company was recognized for being among the most innovative and impactful organizations in the PropTech market.

Balance Sheet and Liquidity

As of March 31, 2022, the Company had approximately $286.4 million in cash on its balance sheet, as compared to $432.6 million as of December 31, 2021. The change in cash primarily reflects the capital used for the acquisition of SightPlan.

As of March 31, 2022, the Company had no outstanding debt and approximately $361.4 million in liquidity, including availability under its revolving credit facility and cash on the balance sheet.

Financial and Business Outlook

The Company continues to experience strong demand for its smart home enterprise software solutions. SmartRent is maintaining its guidance for full-year 2022 and providing guidance for the second quarter of 2022.

The estimates presented below represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activity, and unforeseen potential challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Full-Year 2022 Guidance

•
Total Revenue of $220 to $250 million.
•
Adjusted EBITDA of $(50) to $(35) million.
•
Units Deployed of 280,000 to 320,000.

Quarter ended June 30, 2022 Guidance

•
Total Revenue of $47 to $55 million.
•
Units Deployed of 64,000 to 75,000.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release and supplemental schedules. SmartRent has not provided a reconciliation of forward-looking Adjusted EBITDA, including certain components of the forward-looking reconciliation to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise, as not all of the information necessary for a quantitative reconciliation is available to SmartRent without unreasonable effort. For the same reasons, SmartRent is unable to address the probable significance of the information.

Conference Call Information

SmartRent is hosting a conference call today, May 11, 2022, at 5 p.m. ET to discuss its first quarter 2022 financial results. To join the call, dial 1-877-407-3982 in the USA or Canada, or 1-201-493-6780 if dialing in internationally. The passcode for the conference call is 13728637.

Following the call’s conclusion, a webcast of the call will be posted on the Events and Presentations section of SmartRent’s website.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is an enterprise technology company that provides a comprehensive real estate platform designed for property owners, managers and residents. Its suite of products and services, which includes both smart building hardware and cloud-based SaaS solutions, provides seamless visibility and control over real estate assets. The Company’s comprehensive platform lowers operating costs, increases revenues, mitigates operational friction and protects assets for owners and operators, while providing a differentiated, elevated living experience for residents. For more information, please visit smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company's strategic acquisitions, changes in the market for our products and services, expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) execute our business strategy within the smart home technology industry; (2) expand our products and solutions to meet the demands of the market; (3) meet legal obligations, including laws and regulations related to security and privacy; (4) prevent unauthorized or inadvertent access to our information technology systems and customer or resident data; (5) successfully manage the competitiveness of our market and pricing levels of our competitors; (6) hire, retain, manage and motivate employees, including key personnel; (7) successfully manage and ensure that our suppliers produce or obtain quality products and services on a timely basis or in sufficient quantity; (8) successfully manage interruptions to, or other problems with, our website and interactive user interface, information technology systems, manufacturing processes or other operations; (9) successfully identify, acquire, and integrate quality acquisition targets; (10) successfully resolve legal proceedings, recall claims, and governmental inquiries; (11) acquire and protect our intellectual property and acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (12) comply with laws and regulations applicable to our business, including developments in state and local regulations; (13) fuel growth and accelerate the adoption of our products and services; (14) develop, design, and sell services that are differentiated from those of competitors; (15) manage risks associated with product liability, warranty, personal injury, property damage and recall matters; and (16) successfully deploy the proceeds from the business combination we completed last year. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures, as defined below by SmartRent, may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

As detailed in the reconciliations, the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

(1)
Key Operating Metrics Defined

SmartRent regularly monitors several operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. The Company’s Key Operating Metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) as of a stated measurement date. The Company uses this operating metric to assess the general health and trajectory of its business growth.

New Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) during a stated measurement period. The Company uses this operating metric to assess the general health and trajectory of its business growth.

Committed Units is defined as the aggregate number of SmartHub units that are subject to binding orders from customers together with units that existing customers who are parties to a SmartRent master services agreement have informed us (on a non-binding basis) that they intend to order in the future for deployment within two years of the measurement date. The Company tracks the number of Committed Units to assess the general health and trajectory of its business and to assist in its longer-term resource analysis.

Units Booked is defined as the aggregate number of SmartHubs associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

EBITDA and Adjusted EBITDA: We define EBITDA as net income or loss computed in accordance with GAAP before the following items: interest expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee warrant expense, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates, warranty provisions for battery deficiencies and non-recurring expenses in connection with acquisitions. Management uses EBITDA and Adjusted EBITDA to identify certain expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business. See “Use of Non-GAAP Financial Measures” for additional information and reconciliation of these measures.

SMARTRENT, INC.

Consolidated Statements of Operations AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended March 31,
	2022	2021
Revenue
Hardware	$22,114	$12,398
Professional services	6,909	3,601
Hosted services	8,336	3,161
Total revenue	37,359	19,160

Cost of revenue
Hardware	21,858	12,143
Professional services	15,167	5,460
Hosted services	5,078	1,971
Total cost of revenue	42,103	19,574

Operating expense
Research and development	6,446	3,093
Sales and marketing	5,162	1,754
General and administrative	11,951	3,957
Total operating expense	23,559	8,804

Loss from operations	(28,303)	(9,218)

Interest expense, net	(12)	(82)
Other income, net	114	79
Loss before income taxes	(28,201)	(9,221)

Provision for income taxes	(4,807)	46
Net loss	(23,394)	(9,267)
Other comprehensive loss
Foreign currency translation adjustment	(183)	(128)
Comprehensive loss	$(23,577)	$(9,395)
Net loss per common share
Basic and diluted	$(0.12)	$(0.99)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	193,055	9,350

SMARTRENT, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$278,003	$430,841
Restricted cash, current portion	7,878	1,268
Accounts receivable, net	62,543	45,486
Inventory	42,259	33,208
Deferred cost of revenue, current portion	11,449	7,835
Prepaid expenses and other current assets	15,834	17,369
Total current assets	417,966	536,007
Property and equipment, net	1,906	1,874
Deferred cost of revenue	20,421	18,334
Goodwill	121,107	12,666
Other long-term assets	38,538	10,802
Total assets	$599,938	$579,683

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$11,934	$6,149
Accrued expenses and other current liabilities	34,322	22,234
Deferred revenue, current portion	58,765	42,185
Total current liabilities	105,021	70,568
Deferred revenue	58,007	53,412
Other long-term liabilities	6,763	6,201
Total liabilities	169,791	130,181

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 and 50,000 shares authorized as of March 31, 2022 and December 31, 2021; no shares of preferred stock issued and outstanding as of March 31, 2022 and December 31, 2021	-	-

Stockholders' equity (deficit)
Common stock, $0.0001 par value; 500,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 194,070 and 193,864 shares issued and outstanding as of March 31, 2022 and December 31, 2021	19	19
Additional paid-in capital	608,299	604,077
Accumulated deficit	(177,997)	(154,603)
Accumulated other comprehensive (loss) income	(174)	9
Total stockholders' equity	430,147	449,502
Total liabilities, convertible preferred stock and stockholders' equity	$599,938	$579,683

SMARTRENT, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the three months ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,394)	$(9,267)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	409	80
Amortization of debt discount	-	4
Non-employee warrant expense	217	232
Provision for warranty expense	-	90
Non-cash lease expense	286	109
Stock-based compensation related to acquisition	199	200
Stock-based compensation	3,324	227
Compensation expense related to acquisition	279	-
Deferred tax benefit	(4,844)	-
Non-cash interest expense	29	-
Provision for excess and obsolete inventory	81	(40)
Provision for doubtful accounts	-	15
Change in operating assets and liabilities
Accounts receivable	(15,780)	(4,131)
Inventory	(9,199)	(293)
Deferred cost of revenue	(5,701)	(2,847)
Prepaid expenses and other assets	3,793	(2,800)
Accounts payable	5,435	1,998
Accrued expenses and other liabilities	(739)	(2,101)
Deferred revenue	16,986	10,744
Lease liabilities	(168)	(116)
Net cash used in operating activities	(28,787)	(7,896)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	(117,535)	-
Purchase of property and equipment	(233)	(93)
Net cash used in investing activities	(117,768)	(93)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan	-	(417)
Payments of senior revolving facility transaction costs	-	5
Proceeds from options exercise	62	-
Proceeds for ESPP purchases	488	-
Convertible preferred stock issued	-	34,793
Payments of business combination and private offering transaction costs	(70)	-
Net cash provided by financing activities	480	34,381
Effect of exchange rate changes on cash and cash equivalents	(153)	(106)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(146,228)	26,286
Cash, cash equivalents, and restricted cash - beginning of period	432,604	38,618
Cash, cash equivalents, and restricted cash - end of period	$286,376	$64,904

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$278,003	$64,904
Restricted cash, current portion	7,878	-
Restricted cash, included in other long-term assets	495	-
Total cash, cash equivalents, and restricted cash	$286,376	$64,904

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

(amounts in thousands)

	Three months ended March 31,
(amounts in thousands)	2022	2021
Net loss	$(23,394)	$(9,267)
Interest expense, net	12	82
Provision for income taxes	(4,807)	46
Depreciation and amortization	409	80
EBITDA	(27,780)	(9,059)
Stock-based compensation	3,523	427
Non-employee warrant expense	217	232
Compensation expense in connection with acquisitions	279	-
Other non-recurring acquisition expenses	620	-
Adjusted EBITDA	$(23,141)	$(8,400)

Investor Contact

Evelyn León Infurna – SVP, Investor Relations

Phone: 480-371-2828

Email: investors@smartrent.com

Media Contact

Amanda Chavez – Director, Corporate Communications

Phone: 480-805-9811

Email: media@smartrent.com